UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 24, 2009
Date of Report (Date of earliest event reported)

TIB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
599 9th Street North, Suite 101 Naples, Florida		34102-5624
(Address of principal executive offices)		(Zip Code)
(239) 263-3344
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

On March 24, 2009, TIB Financial Corp. announced that Thomas, J. Longe, 46, was appointed as President of TIB Financial Corp. in addition to his current responsibilities as Chairman and Chief Executive Officer of the Company.

Mr. Longe has been a director of the Company and of TIB Bank since 2001. He currently serves as Chairman and Chief Executive Officer of the Company and Chairman of TIB Bank.  Mr. Longe is also the President and Chief Operating Officer of the Trianon Companies in Naples, Florida, which develops, owns and manages hotel and commercial properties for its own portfolio as well as residential properties for resale, primarily in Southwest Florida.  He also is a partner in The Longe Company, an economic/management consulting and private investment company.  Previously, Mr. Longe worked as a loan officer and credit analyst at Bank One, Columbus, N.A. and Comerica Bank - Detroit in commercial real estate, middle market lending, dealer commercial services and international.

On March 24, 2009, the Board of Directors ratified the acceleration of vesting authorized by the Chief Executive Officer on January 30, 2009 of 3,223 shares of restricted stock, with a then value (based upon the closing price of TIB Financial Corp. common stock on that date) of $12,698.62, previously granted to Edward V. Lett, Director and former President and Chief Executive Officer of TIB Financial Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.
Date: March 26, 2009	By:	/s/ Thomas J. Longe
Thomas J. Longe
Chairman, Chief Executive Officer and President